UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54329	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 3.02 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

Orgenesis Inc. (the “Company”) and an institutional investor (the “Investor”) entered into definitive agreements as of January 26, 2017 for the purchase by the Investor of Units (as defined below) of the Company’s securities for aggregate subscription proceeds to the Company of $16,000,000 (the “Subscription Proceeds”) payable on a periodic basis through August 2018. Each Unit is comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and a warrant, exercisable over a three-year period from the date of issuance, to purchase one additional share of Common Stock at a per share exercise price of $0.52 (the “Investor Warrants”). On February 16, 2017, the Investor and the Company closed on the initial payment of $1,000,000 of the Subscription Proceeds and, in connection therewith, the Company issued to the Investor 1,923,077 shares of the Company’s Common Stock and (ii) Investor Warrants to purchase up to an additional 1,923,077 shares of the Company’s Common Stock. Each payment of Subscription Proceeds is to be evidenced by the Company’s standard subscription agreement. Once fully paid in, the Company will issue to the investor an aggregate total of 30,769,231 shares of Common Stock and Investor Warrants to purchase an identical number of shares at a per share exercise price of $0.52.

The Investor is entitled to designate one member to serve on the Company’s board of directors, reasonably acceptable to the Company (the “Board Designee”) for an initial two-year period and thereafter so long as the Investor holds at least 10% of the Company’s outstanding Common Stock. The Investor’s right to designate the Board Designee is subject to the payment in full as provided in the definitive agreements of the remaining Subscription Proceeds. The Investor was granted piggyback registration rights in respect of the Common Stock underlying the Investor Warrants and the Common Stock issued as part of the Units.

The proceeds of the above financings will be utilized for the Company’s working capital purposes.

These securities were not registered under the Securities Act of 1933, as amended (the "Securities Act"), but qualified for exemption under Section 4(a)(2) of the Securities Act and Regulation S promulgated thereunder. The securities were exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S because the issuance of such securities by the Company did not involve a "public offering," as defined in Section 4(a)(2) of the Securities Act, the Investor’s representations that it is not a U.S. Person as that term is defined in Rule 902(k) of Regulation S, and that it is acquiring the securities for its own account for investment purposes and not as nominee or agent, and not with a view to the resale or distribution thereof, and that the Investor understands that the securities may not be sold or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, or an applicable exemption therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.
By:
/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary
February 23, 2017